Exhibit 99.2

pepco NEWS RELEASE	1900 Pennsylvan ia Avenue, N.W. Washington, D.C. 20068 24-Hour Media Phone (202) 872-2680 www.pepco.com NYSE: POM

For Immediate Release
Dec. 30, 1999

                 Pepco Power Plant Sale Clears Major Regulatory Hurdle

          Potomac Electric Power Company's (NYSE: POM) plan to sell its power plants and become a region-wide distributor of energy and telecommunications services cleared its major regulatory hurdle today with approval from the District of Columbia Public Service Commission.
           The PSC's approval also paves the way for District customers to choose an electricity supplier after Jan. 1, 2001, and provides for a three-step, four-year, 7 percent rate reduction beginning Jan. 1, 2000 for the company's 194,000 residential customers in the District. The company's 26,000 District commercial and governmental customers will receive a three-step decrease of 6.5 percent over four years.
          "The settlement benefits D.C. consumers who will now have the opportunity to lower their electricity costs by having a competitive market," said John M. Derrick, Jr., Pepco's Chairman and
Chief Executive Officer. "At the same time, Pepco strengthens its competitive position by getting out of the generation business and focusing on delivering electricity, along with new products and services from our subsidiaries." He added, "We intend to expand not only what we sell, but to whom we sell. We have targeted mass markets and commercial customers throughout the mid-
Atlantic region, not just the Washington area."
          The PSC's action followed the D.C. City Council's enactment last week of legislation allowing the utility's District customers to choose their energy supplier. Also last week, the
Maryland PSC approved Pepco's divestiture plan and rate cuts, ushering in competition for the utility's 472,000 customers in suburban Maryland.
          Pepco will immediately begin a two-stage, year-long auction process of its generating assets, which include a total capacity of 5,320 megawatts in four power plants and a 10 percent share in a
Pennsylvania plant. Six purchase-power contracts totaling 735 mw are also available for sale.
Pepco has agreed to retain ownership of two plants located in the District that supply about 1 percent of the company's energy needs.
          Pepco hopes to recover all of its stranded costs from the proceeds of the sale. These costs include the company's investments for power plants and other facilities that regulators had approved over the years as necessary to provide reliable service. Any costs not recovered from the proceeds of the sale could be recovered from customers in connection with the move to a competitive market. If the plants sell for more than book value, Pepco will share the net proceeds with its customers.
          In the District, residential customers will receive a 7 percent reduction in base electric rates, beginning with a 2 percent cut Jan. 1, an additional 1.5 percent July 1, 2000, and an additional 3.5 percent one month after the closing on the power plant sale. This would reduce the average monthly electric bill of $48 for the typical residential customer by $3.50. A typical residential customer uses
621 kilowatt-hours per month.
          Rate reductions for all non-residential District customers will total 6.5 percent, beginning with a 3.5 percent reduction Jan. 1, and an additional 1.5 percent on both July 1, 2000 and one month after the sale closes.
          Customers could achieve additional savings on their bills by shopping for power once competition is implemented. No matter which suppliers customers choose, Pepco will continue to deliver the electricity over its power lines, maintain them with a continued commitment to safety and reliability, and respond to outages and other emergencies. For customers who choose to remain with
Pepco, rates will be capped for four years. The company will supply these customers with power purchased on the wholesale market.

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          Information contained in this news release includes forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. This information should be considered in light of the risks inherent in the company's business, as discussed in the company's public documents filed with the Securities and Exchange Commission.